SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                  June 26, 1997
                ------------------------------------------------
                Date of Report (Date of earliest event reported)



                          FIELDS AIRCRAFT SPARES, INC.
              -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)




       Utah                       0-27100                      95-4218263
 ----------------        ------------------------           ----------------
 (State or other         (Commission File Number)             (IRS Employer
 jurisdiction of                                             Identification
  Incorporation)                                                   No.)

                               2251-A Ward Avenue
                              Simi Valley, CA 93005
                             -----------------------
                              (Address of principal
                               executive offices)
                                   (Zip Code)



                                 (805) 583-0050
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Item 9.           Sales of Equity Securities Pursuant to Regulation S.

         On or about June 27, 1997, Fields Aircraft Spares, Inc. (the "Company") received and accepted a subscription agreement for the sale of 15,774 common shares of the Company, par value $.05 per share (the "Common Shares") and warrants to acquire 2,881 Common Shares at $6.25 per share (the "Warrants"), for approximately $98,780. The Warrants are exercisable at any time prior to the second anniversary of their issuance. The Securities were sold to Etablissement Pour Le Placement Prive, Zurich Switzerland ("EPP") in reliance on Regulation S of the Securities Act of 1933 ("Regulation S"). EPP has represented to the Company that EPP is an accredited non-US person as defined in Regulation S.

         EPP acted as the Company's placement agent in connection with a prior Regulation S placement, which concluded in February 1997. In connection with that offering, the Company issued, on or about June 26, 1997, additional warrants to acquire 32,857 Common Shares at $6.25 per share (the "Agent Warrants") pursuant to the terms of the Placement Agent Agreement, dated July 22, 1996, between the Company and EPP, as amended. The Agent Warrants are exercisable at any time prior to the second anniversary of their issuance. The issuance of the Agent Warrants was made in reliance on Regulation S.


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          FIELDS AIRCRAFT SPARES, INC.



Date:  July 1, 1997                       By /s/Alan M. Fields
                                            ----------------------------
                                             Alan M. Fields, President

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